UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 9, 2004

Old National Bancorp
__________________________________________
(Exact name of registrant as specified in its charter)

Indiana	001-15817	35-1539838
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1 Main Street, Evansville, Indiana		47708
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	812-464-1294

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On December 9, 2004, Old National's Board of Directors approved new plans effective as of January 1, 2005, for executive and director deferred compensation and froze the existing deferred compensation plans as of December 31, 2004, in order to satisfy the requirements of the new Internal Revenue Code Section 409A created by the American Jobs Creation Act, which was signed into law on October 22, 2004. New Section 409A changes the income tax treatment of nonqualified deferred compensation plans and imposes a number of new requirements that such plans must adopt, both in form and operation, in order to defer income for years beginning after December 31, 2004. The amendments and plan documents as well as the previous plan documents are included as Exhibits 10(a) through 10(g) hereto and are incorporated herein by reference.

A brief description of certain aspects of the 2005 Directors Deferred Compensation Plan follows.

(a) Eligibility. A Director is automatically eligible for participation in the Plan upon becoming a Director.

(b) Amount of Contributions. Each Plan Year the Participant may elect, prior to the beginning of the Plan Year, to defer either twenty-five percent (25%), fifty percent (50%), seventy-five (75%) or one hundred percent (100%) of the Compensation otherwise payable to the Participant during the Plan Year.

(c) Investment Options. A Participant may elect to hypothetically invest his or her Individual Account, in whole percentages not to exceed one hundred percent (100%), in one or both of the following options: (i) a Company Stock Fund; or (ii) an Index Fund. The Company Stock Fund is a hypothetical investment account which purchases only common stock of Old National Bancorp; and the Index Fund is a hypothetical investment account with a rate of return based on a recognized market index, as determined by the Compensation Committee in its sole and absolute discretion prior to each Plan Year. The Committee, in its sole and absolute discretion, may determine the rate of return of the hypothetical Index Fund by using any formula or other methodology it deems prudent and the Committee may, in its sole and absolute discretion, change such formula or other methodology at any time and from time to time as it deems prudent to do so; provided, however, no such change shall be applied retroactively if such application would result in a reduction of the rate of return in effect for a Plan Year.

(d) Unsecured Contractual Rights. The Plan at all times shall be unfunded and shall constitute a mere promise by the Employer to make benefit payments in the future. Notwithstanding any other provision of this Plan, neither a Participant nor his designated beneficiary shall have any preferred claim on, or any beneficial ownership interest in, any assets of the Employer prior to the time benefits are paid, including any Compensation deferred hereunder by the Participant. All rights created under this Plan shall be mere unsecured contractual rights of the Participant against the Employer.

(e) Time and Methods of Payment. A Participant’s Individual Account shall be distributed in cash only to the Participant, or to his designated beneficiary in the event of his death, in a single lump sum or annual installments payable over a period of anywhere from two (2) to ten (10) years, as selected by the Participant. For all purposes under the Plan, a distributable event with respect to each Participant shall occur on the earliest of the following dates: (i) death; (ii) disability; (iii) the date as of which the Participant ceases to be a Director; (iv) the date on which the Participant attains age seventy (70) years; (v) the occurrence of an Unforeseeable Emergency; or (vi) to the extent provided by the Secretary of Treasury and provided the Plan is not continued, a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company.

(f) Suspension of Distributions, Amendment and Termination of the Plan. Old National shall cease the payment of benefits to Participants and their beneficiaries if the Company is Insolvent. Old National shall have the right at any time by action of the Board to modify, alter or amend the Plan in whole or in part. Old National reserves the right at any time by action of the Board to terminate the Plan by resolution of the Board or to reduce or cease future contributions under the Plan at any time.

A brief description of certain aspects of the 2005 Executive Deferred Compensation Plan follows.

(a) Eligibility. An Employee shall be eligible to participate in the Plan for a Plan Year for purposes of making Salary Deferral Contributions if he or she satisfies, prior to the beginning of that Plan Year, the eligibility requirements established by the Committee in its sole and absolute discretion for that Plan Year for purposes of making such contributions to the Plan.

(b) Limit on Contributions. The amount of a Participant’s Compensation that may be subject to Salary Deferral Contributions for a Plan Year may not exceed twenty-five percent (25%) of such Participant’s Compensation for such Plan Year. For any Plan Year, a Participant may defer up to seventy-five percent (75%) of any annual bonus under the Old National Executive Short Term Incentive Plans ("Short Term Incentive Plans"). As a result, the twenty-five percent (25%) of Compensation limitation on Salary Deferral Contributions shall be calculated by the Compensation Committee without regard to any bonus or other form of payment under the Short Term Incentive Plans.

(c) Matching Contributions. The Employer shall make Employer Matching Contributions under the Plan for a Plan Year to the Individual Account of each Employee who is eligible for same for such Plan Year. Such sum is in no event to exceed four percent (4%) of the Participant’s Compensation for the Plan Year, without limitation under Code Section 401(a)(17).

(d) Discretionary Employer Contributions. In addition to any Employer Matching Contributions made to the Plan, the Employer may, but shall not be required to, make Discretionary Employer Contributions under the Plan for a Plan Year to the Individual Account of each Employee who is eligible for same for such Plan Year. The amount of such Discretionary Employer Contribution for a Participant for a Plan Year shall be the amount of the Employer’s discretionary or profit sharing contribution to the Stock Ownership and Savings Plan on behalf of the Participant, if any, which could not be allocated to the Participant’s individual account under that plan due to the Participant’s Excess Compensation for the Plan Year.

(e) Investment Options. A Participant may elect to hypothetically invest his or her Individual Account, in whole percentages not to exceed one hundred percent (100%), in one or both of the following options: (i) a Company Stock Fund; or (ii) an Index Fund. In the absence of an initial investment election, Individual Accounts shall automatically be deemed invested in the Index Fund. The Company Stock Fund is a hypothetical investment account which purchases only common stock of Old National Bancorp; and the Index Fund is a hypothetical investment account with a rate of return based on a recognized market index, as determined by the Compensation Committee in its sole and absolute discretion prior to each Plan Year. The Committee, in its sole and absolute discretion, may determine the rate of return of the hypothetical Index Fund by using any formula or other methodology it deems prudent and the Committee may, in its sole and absolute discretion, change such formula or other methodology at any time and from time to time as it deems prudent to do so; provided, however, no such change shall be applied retroactively if such application would result in a reduction of the rate of return in effect for a Plan Year.

(f) Unsecured Contractual Rights. The Plan at all times shall be unfunded and shall constitute a mere promise by the Employer to make benefit payments in the future. Notwithstanding any other provision of this Plan, neither a Participant nor his designated beneficiary shall have any preferred claim on, or any beneficial ownership interest in, any assets of the Employer prior to the time benefits are paid, including any Compensation deferred hereunder by the Participant. All rights created under this Plan shall be mere unsecured contractual rights of the Participant against the Employer.

(g) Time and Methods of Payment. A Participant’s Individual Account shall be distributed in cash only to the Participant, or to his designated beneficiary in the event of his death, in a single lump sum or annual installments payable over a period of anywhere from two (2) to ten (10) years, as selected by the Participant. For all purposes under the Plan, a distributable event with respect to each Participant shall occur on the earliest of the following dates: (i) death; (ii) disability; (iii) the occurrence of an Unforeseeable Emergency; (iv) to the extent provided by the Secretary of Treasury and provided that the Plan is not continued, a change in the ownership or effective control of the Employer or in the ownership of a substantial portion of the assets of the Employer; or (v) the Participant’s separation from service as determined by the Secretary of Treasury.

(h) Suspension of Distributions, Amendment and Termination of the Plan. Old National shall cease the payment of benefits to Participants and their beneficiaries if the Company is Insolvent. Old National shall have the right at any time by action of the Board to modify, alter or amend the Plan in whole or in part. Old National reserves the right at any time by action of the Board to terminate the Plan by resolution of the Board or to reduce or cease future contributions under the Plan at any time.

Item 9.01. Financial Statements and Exhibits.

The following exhibits are furnished herewith and this list constitutes the exhibit index:

10(a) Deferred Compensation Plan for Directors of Old National Bancorp and Subsidiaries (As Amended and Restated Effective as of January 1, 2003)

10(b) Second Amendment to the Deferred Compensation Plan for Directors of Old National Bancorp and Subsidiaries (As Amended and Restated Effective as of January 1, 2003)

10(c) 2005 Directors Deferred Compensation Plan (Effective as of January 1, 2005)

10(d) Supplemental Deferred Compensation Plan for Select Executive Employees of Old National Bancorp and Subsidiaries (As Amended and Restated Effective as of January 1, 2003)

10(e) Second Amendment to the Supplemental Deferred Compensation Plan for Select Executive Employees of Old National Bancorp and Subsidiaries (As Amended and Restated Effective January 1, 2003)

10(f) Third Amendment to the Supplemental Deferred Compensation Plan for Select Executive Employees of Old National Bancorp and Subsidiaries (As Amended and Restated Effective as of January 1, 2003)

10(g) 2005 Executive Deferred Compensation Plan (Effective as of January 1, 2005)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Old National Bancorp

December 15, 2004	By:	/s/ John S. Poelker

Name: John S. Poelker
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.(a)	Deferred Compensation Plan for Directors of Old National Bancorp and Subsidiaries (As Amended and Restated Effective as of January 1, 2003)
10.(b)	Second Amendment to the Deferred Compensation Plan for Directors of Old National Bancorp and Subsidiaries (As Amended and Restated Effective as of January 1, 2003)
10.(c)	2005 Directors Deferred Compensation Plan (Effective as of January 1, 2005)
10.(d)	Supplemental Deferred Compensation Plan for Select Executive Employees of Old National Bancorp and Subsidiaries (As Amended and Restated Effective as of January 1, 2003)
10.(e)	Second Amendment to the Supplemental Deferred Compensation Plan for Select Executive Employees of Old National Bancorp and Subsidiaries (As Amended and Restated Effective January 1, 2003)
10.(f)	Third Amendment to the Supplemental Deferred Compensation Plan for Select Executive Employees of Old National Bancorp and Subsidiaries (As Amended and Restated Effective as of January 1, 2003)
10.(g)	2005 Executive Deferred Compensation Plan (Effective as of January 1, 2005)